SUBSIDIARIES OF LCS INDUSTRIES, INC.


         Set forth below are the names of all subsidiaries of LCS as of December 1, 1998 required to be listed on Exhibit 22 to LCS's 1998 Annual Report on Form 10-K. Indented companies are direct subsidiaries of the company under which they are indented.


                                    Percentage Owned by              State of
                                     Immediate Parent              Incorporation
                                     ----------------              -------------

LCS INDUSTRIES, INC.
    (Parent)                             N/A                          Delaware

    LCS Canada, Inc.                     100%                         Delaware

    LCS Industries, Ltd.                 100%                         Delaware

    Spec Holdings, Inc.                  100%                         New York

          The SpeciaLISTS Ltd.           100% - Class A               New York
                                          80% - Class B

          Computer Marketing
                 Systems, Inc.            51%                         New York

    Catalog Resources, Inc.              100%                         Delaware

    Catalog Liquidators, Inc.            100%                         Delaware